Exhibit 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS SECOND QUARTER 2010 RESULTS

Houston, Texas (August 9, 2010)

Landry’s Restaurants, Inc. (NYSE: LNY - News; the “Company”), today announced its results for the second quarter ended June 30, 2010.

Revenues from continuing operations for the three months ended June 30, 2010, totaled $294.6 million, as compared to $282.0 million a year earlier. Revenues from the restaurant and hospitality group were $236.9 million for the second quarter of 2010 and $225.5 million for the comparable period in 2009, gaming revenues from the Golden Nugget properties were $57.7 million in 2010 versus $56.5 million in 2009 for the same periods. Net earnings (loss) for the quarter was ($14.1) million, compared to $6.6 million reported last year. Results for the 2010 second quarter include a litigation settlement charge, transaction merger costs and impairment expense, while the corresponding period in 2009 included a gain on insurance proceeds and asset sales. In addition, the 2010 second quarter includes a non-cash loss on the value of interest rate swaps not designated as hedges as compared to a gain during the same period in 2009. A summary of discrete items impacting the comparability between 2010 and 2009 results, net of tax is provided below.

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(000’s)	(000’s)	(000’s)	(000’s)
Income (loss) from continuing operations, after tax	($13,739)	$8,597	$847	$15,952
Impairment charges	2,475	—	2,475	—
Settlement costs	6,744	—	6,744	—
Oceanaire/merger costs	1,335	399	1,851	906
(Gain)/loss on interest rate swaps	3,441	(2,928)	9,969	(3,204)
Gain on debt repurchase	—	—	(21,449)	—
Gain on insurance proceeds	—	(338)	(805)	(2,603)
(Gain)/loss on asset sales	—	(482)	(610)	(886)
Gain on lease termination	—	—	—	(4,875)
Call premiums for refinancing	—	—	—	2,582

Adjusted income (loss) from continuing operations	256	5,248	(978)	7,872
Discontinued operations, net	(58)	(48)	(96)	(99)
Income attributable to noncontrolling interests	(334)	(284)	(556)	(514)
Accretion of redeemable noncontrolling interests	—	(1,661)	—	(2,726)

Adjusted income (loss) available to Landry’s shareholders	($136)	$3,255	($1,630)	$4,533

Shares outstanding	16,240	16,205	16,490	16,155
Adjusted income/(loss) per share	($0.01)	$0.20	($0.10)	$0.28

Same store sales for the Company’s restaurants were flat for the quarter. Net earnings (loss) per share for the quarter was ($0.87), compared to $0.41 -diluted reported last year. Excluding the discrete items noted above, earnings per share would have been ($0.01) for 2010 as compared to $0.20 for the same period in 2009.

Interest expense for the second quarter of 2010 was $29.5 million compared to $28.5 million in the second quarter of 2009 primarily due to higher borrowings associated with construction of the new Rush Tower at the Golden Nugget.

Adjusted EBITDA, as described below, excluding the discrete items noted above for the second quarter of 2010 was $52.9 million comprised of $41.9 million for the restaurant and hospitality group and $11.0 million from gaming operations compared to $52.7 million in the comparable prior year period with $40.5 million from the restaurant and hospitality group and $12.2 million from gaming operations.

As a result of the Company’s 2006 sale of the Joe’s Crab Shack concept and closure of certain additional locations, the results of operations for these restaurants are reflected as discontinued operations in the Company’s financial statements. The loss from discontinued operations, net of taxes, for the quarter and six months ended June 30, 2010 and 2009 were not material.

Rick Liem, Executive Vice President and CFO stated, “We are pleased with the performance of our restaurant and hospitality operations where we experienced sequentially improving same store sales despite the impact of the Gulf oil spill on our three locations in the affected area. The gaming industry continues to struggle with excess capacity eroding pricing power and reduced consumer spending. Fortunately, the additional rooms at the new Rush Tower have allowed us to mitigate the rate impact on overall revenue.”

For the six months ended June 30, 2010, restaurant and hospitality revenues were $436.1 million compared to $425.8 million for the prior comparable period, and 2010 adjusted EBITDA, excluding the effect of transaction and settlement costs, impairments, asset sales, insurance gains, and interest rate swaps, was $71.6 million compared to $73.6 million in 2009.

Gaming revenues for the six months ended June 30, 2010 were $117.2 million compared to $112.5 million for the same period in 2009. Gaming adjusted EBITDA for the first half of 2010 increased slightly to $24.9 million from $24.7 million in the comparable period in 2009.

Consolidated revenues from continuing operations for the six months ended June 30, 2010, totaled $553.3 million, as compared to $538.3 million for the same period a year earlier. Net earnings for the six months ended June 30, 2010 were $0.2 million, compared to $12.6 million as reported in the same period last year. Earnings per share-diluted for the six months were $0.01, compared to $0.78 in the same period in the prior year.

The Company’s continuing operations include restaurants primarily under the trade names Landry’s Seafood House, Chart House, Rainforest Cafe, Saltgrass Steak House, The Oceanaire Seafood Room, and the Signature Group as well as other businesses including hotels, marinas, amusements, retail and the Golden Nugget Hotels and Casinos in Las Vegas and Laughlin, Nevada.

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement. The Company defines Adjusted EBITDA as earnings from continuing operations before interest income and expense, taxes, depreciation, amortization, asset impairment expenses, gains on debt extinguishment; non-cash gain or loss on interest rate swaps not deemed hedges, non-recurring items and non-cash stock based compensation expenses, and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant and gaming industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic and is used by management to evaluate operating performance. In addition, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on Landry’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond Landry’s control. A statement containing a projection of revenue, income, earnings per share, same store sales, capital expenditures, or future economic performance, or whether the merger agreement between the Company and Fertitta Group, Inc. will be consummated are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fertitta Group, Inc., the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger and the impact of litigation related to the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural or man-made disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions; weather; store management turnover; a weak economy; higher interest rates; and gas prices or negative same store sales. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Landry’s Annual Report on Form 10-K and in Landry’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Web site at http://www.sec.gov. Landry’s may not update or revise any forward-looking statements made in this press release.

Contact:	Steven L. Scheinthal	or	Rick H. Liem
	Executive Vice President and General Counsel		Executive Vice President & C.F.O.
	Landry’s Restaurants, Inc.		Landry’s Restaurants, Inc.
	(713) 850-1010		(713) 850-1010
	www.landrysrestaurants.com		www.landrysrestaurants.com

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED June 30, 2010		FOR THE QUARTER ENDED June 30, 2009		FOR THE SIX MONTHS ENDED June 30, 2010		FOR THE SIX MONTHS ENDED June 30, 2009
REVENUES	$294,607	100.0%	$282,005	100.0%	$553,338	100.0%	$538,295	100.0%

COST OF REVENUES	60,852	20.7%	57,542	20.3%	113,346	20.5%	110,303	20.5%
LABOR	92,535	31.4%	89,003	31.6%	176,139	31.8%	171,815	31.9%
OTHER OPERATING EXPENSES	75,994	25.8%	70,943	25.2%	143,266	25.9%	127,200	23.6%

UNIT LEVEL PROFIT	65,226	22.1%	64,517	22.9%	120,587	21.8%	128,977	24.0%
GENERAL & ADMINISTRATIVE	24,223	8.2%	12,623	4.5%	36,922	6.7%	24,680	4.6%
PRE-OPENING COSTS	353	0.1%	460	0.1%	446	0.1%	715	0.1%
DEPRECIATION & AMORTIZATION	19,631	6.7%	17,701	6.3%	38,735	7.0%	35,462	6.6%
GAIN ON INSURANCE CLAIMS	—	0.0%	(521)	-0.2%	(1,238)	-0.2%	(4,004)	-0.7%
LOSS (GAIN) ON DISPOSAL OF ASSETS	—	0.0%	(741)	-0.2%	(939)	-0.2%	(1,363)	-0.3%
ASSET IMPAIRMENT EXPENSE	3,807	1.3%	—	0.0%	3,807	0.7%	—	0.0%

TOTAL OPERATING INCOME	17,212	5.8%	34,995	12.4%	42,854	7.7%	73,487	13.7%
OTHER EXPENSE (INCOME)	35,385		23,851		41,774		52,601

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(18,173)		11,144		1,080		20,886
TAX PROVISION (BENEFIT)	(4,434)		2,547		233		4,934

INCOME (LOSS) FROM CONTINUING OPERATIONS	(13,739)		8,597		847		15,952
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES	(58)		(48)		(96)		(99)

NET INCOME (LOSS)	(13,797)		8,549		751		15,853
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	334		284		556		514

NET INCOME (LOSS) ATTRIBUTABLE TO LANDRY’S	$(14,131)		$8,265		$195		$15,339
LESS: ACCRETION OF REDEEMABLE NONCONTROLLING INTEREST	—		1,661		—		2,726

NET INCOME (LOSS) AVAILABLE TO LANDRY’S STOCKHOLDERS	$(14,131)		$6,604		$195		$12,613

AMOUNTS AVAILABLE TO LANDRY’S STOCKHOLDERS:
EARNINGS (LOSS) PER SHARE - BASIC:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.87)		$0.42		$0.02		$0.79
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—		(0.01)		(0.01)		(0.01)

NET INCOME (LOSS)	(0.87)		0.41		0.01		0.78

AVERAGE SHARES	16,240		16,140		16,240		16,140
EARNINGS (LOSS) PER SHARE - DILUTED:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.87)		$0.42		$0.02		$0.79
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—		(0.01)		(0.01)		(0.01)

NET INCOME (LOSS)	(0.87)		0.41		0.01		0.78

AVERAGE SHARES	16,240		16,205		16,490		16,155
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization):
Net income (loss)	$(13,797)		$8,549		$751		$15,853
Add back:
Tax provision (benefit)	(4,434)		2,547		233		4,934
Interest expense, net	29,530		28,542		58,563		53,157
Depreciation and amortization	19,631		17,701		38,735		35,462
Asset impairment expense	3,807		—		3,807		—
Swaps	5,294		(4,504)		15,337		(4,929)
Gain on debt buy back	—		—		(32,998)		—
Gain on Insurance Claims	—		(521)		(1,238)		(4,004)
Refinancing	—		—		—		3,973
Minority interest	(334)		(284)		(556)		(514)
Stock based compensation	745		881		1,562		1,830
Lease termination benefit	—		—		—		(7,500)
Adjusted EBITDA	$40,442		$52,911		$84,196		$98,262

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.

LANDRY’S RESTAURANTS, INC.

CONDENSED UNAUDITED BALANCE SHEETS

($ in millions)

	June 30, 2010	December 31, 2009
Cash & equivalents	$59.5	$71.6
Restricted cash	73.2	73.1
Assets related to discontinued operations	2.0	3.0
Other current assets	95.5	85.3

Total current assets	230.2	233.0
Property & equipment, net	1,323.9	1,334.3
Other assets	129.1	132.8

Total assets	$1,683.2	$1,700.1

Current liabilities	$216.5	$216.8
Liabilities related to discontinued operations	1.8	2.9
Long-term debt	1,023.4	1,064.7
Other non-current	128.0	103.8

Total liabilities	1,369.7	1,388.2
Redeemable noncontrolling interest	10.9	10.3
Total equity	302.6	301.6

Total liabilities & equity	$1,683.2	$1,700.1